Exhibit 99.1

Merrimack Pharmaceuticals Reports Third Quarter 2014 Financial Results

CAMBRIDGE, Mass., November 10, 2014 (GLOBE NEWSWIRE) – Merrimack Pharmaceuticals, Inc. (Nasdaq: MACK), a biopharmaceutical company discovering, developing and preparing to commercialize innovative medicines paired with companion diagnostics for the treatment of cancer, today announced its third quarter 2014 financial results. Merrimack will host a live conference call and webcast today, Monday, November 10 at 4:30 p.m., Eastern Time, to provide an update on Merrimack’s progress as well as a summary of these results.

Investors and the general public are invited to listen to the call by dialing (877) 564-1301 (domestic) or (224) 357-2394 (international) five minutes prior to the start of the call and providing the passcode 28850166. A listen-only webcast of the call can be accessed in the Investors section of Merrimack’s website, http://investors.merrimackpharma.com, and a replay of the call will be archived there for six weeks following the call.

Key Recent Events

•	Announcement of a $970 million license and collaboration agreement with Baxter to develop and commercialize MM-398 in territories outside the United States and Taiwan, for which Merrimack received $100 million upfront and is eligible to receive $100 million in R&D milestones, $520 million in regulatory milestones, $250 million in sales milestones and tiered royalties on net sales of MM-398 in the licensed geographies;

•	Initiation of HERMIONE, a Phase 2 clinical trial designed to support a potential Accelerated Approval application to the U.S. Food and Drug Administration (FDA) for MM-302 in patients with HER2-positive metastatic breast cancer;

•	Presentation of clinical and biomarker data for MM-121, MM-111 and MM-151 at the ESMO 2014 Congress in Madrid;

•	Designation of orphan drug status for MM-141 by the FDA for the treatment of pancreatic cancer; and

•	Initiation of an investigator-sponsored Phase 1 clinical trial of MM-398 in recurrent high grade glioma, an aggressive type of brain cancer.

Upcoming Milestones

Merrimack anticipates the following upcoming milestones:

•	Presentation of updated MM-398 Phase 3 NAPOLI-1 results at ASCO GI in January 2015;

•	Submission of a New Drug Application to the FDA for MM-398;

•	Announcement of top line data from the Phase 2 clinical trial of MM-111 in gastric, esophageal and gastroesophageal cancers in 2015; and

•	Initiation of a Phase 2 clinical trial of MM-141 in front line pancreatic cancer in 2015.

Upcoming Investor Conferences

Merrimack expects to present at the following investor conferences in the coming months:

•	Jefferies 2014 Global Healthcare Conference on Thursday, November 20, 2014 at 1:40 p.m. GMT (8:40 a.m. ET) at the Waldorf Hilton Hotel in London; and

•	Oppenheimer 25th Annual Healthcare Conference on Wednesday, December 10, 2014 at 3:20 p.m. ET at the Crowne Plaza Hotel in New York.

Live webcasts of each presentation can be accessed by visiting the Investors section of Merrimack’s website at http://investors.merrimackpharma.com. A replay of the webcast will be archived there for two weeks following each presentation.

Third Quarter 2014 Financial Results

•	Net loss for the third quarter of 2014 was $28.0 million, or basic and diluted net loss per share available to common stockholders of $0.27, compared with net loss for the third quarter of 2013 of $39.8 million, or basic and diluted net loss per share available to common stockholders of $0.39.

•	Collaboration revenues for the third quarter of 2014 were $28.0 million, compared to $6.9 million for the third quarter of 2013, an increase of $21.1 million. This increase was primarily due to a change in estimate of the revenue recognition period of previously-received upfront, milestone and manufacturing payments as a result of the termination of the MM-121 license and collaboration agreement with Sanofi.

•	Research and development expenses for the third quarter of 2014 were $43.6 million, compared to $37.6 for the third quarter of 2013, an increase of $6.0 million, or 16%. This increase was primarily related to the following:

•	$12.0 million of non-recurring increased research and development expense due to milestone payment obligations incurred as a result of the amended license and collaboration agreement with PharmaEngine, Inc., of which $7 million was paid in the third quarter of 2014; and

•	$5.6 million of increased research and development expense not associated with MM-398 or MM-121, which was primarily due to increased research and development expense related to MM-141 and MM-302 as well as increased spending on preclinical and discovery stage products.

•	These increases were offset by an $11.8 million decrease in research and development expense associated with MM-121 and MM-398 as Merrimack winds down ongoing clinical trials.

•	General and administrative expenses for the third quarter of 2014 were $8.1 million, compared to $5.2 million for the third quarter of 2013, an increase of $2.9 million, or 57%. This increase was primarily associated with increased headcount costs to support clinical and commercial development and increased costs to support commercialization efforts on MM-398.

•	Other income and expenses, net for the third quarter of 2014 was $4.3 million of expense, compared to $3.8 million of expense for the third quarter of 2013, an increase of $0.5 million or 12%. This increase was primarily attributable to the interest recorded on the convertible senior notes issued in July 2013.

Financial Outlook

Merrimack expects its existing unrestricted cash and cash equivalents and available-for-sale securities as of September 30, 2014 of $153.7 million and anticipated cost sharing reimbursements from Baxter under their license and collaboration agreement related to MM-398 to be sufficient to fund operations into the second half of 2015. Payments received from Baxter upon the achievement of milestones related to MM-398 would further extend Merrimack’s cash runway.

About Merrimack

Merrimack is a biopharmaceutical company discovering, developing and preparing to commercialize innovative medicines paired with companion diagnostics for the treatment of cancer. Merrimack seeks to gain a deeper understanding of underlying cancer biology through its systems biology-based approach and develop new insights, therapeutics and diagnostics to improve outcomes for cancer patients. Merrimack currently has six oncology therapeutics in clinical development and three additional candidates in late stage preclinical development. Merrimack’s lead product candidate, MM-398, recently completed a Phase 3 clinical trial in post-gemcitabine pancreatic cancer. Based on the results of this clinical trial, Merrimack is currently preparing a New Drug Application for MM-398. For more information, please visit Merrimack’s website at www.merrimackpharma.com or connect with us on Twitter at @MerrimackPharma.

Cautionary Note on Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include any statements about Merrimack’s strategy, future operations, future financial position and future expectations and plans and prospects for Merrimack, and any other statements containing the words “anticipate,” “believe,” “estimate,”

“expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. In this press release, Merrimack’s forward-looking statements include, among others, statements about Merrimack’s anticipated submission of a New Drug Application to the FDA, the timing of availability of clinical trial data, the timing of initiation of new clinical trials, Merrimack’s presentations at upcoming investor and scientific conferences and expectations regarding the sufficiency of Merrimack’s financial resources to fund operations. Such forward-looking statements involve substantial risks and uncertainties that could cause Merrimack’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the initiation of future clinical trials, availability of data from ongoing clinical trials, expectations for regulatory approvals, development progress of Merrimack’s companion diagnostics, availability of funding sufficient for Merrimack’s foreseeable and unforeseeable operating expenses and capital expenditure requirements, and other matters that could affect the availability or commercial potential of Merrimack’s drug candidates or companion diagnostics. Merrimack undertakes no obligation to update or revise any forward-looking statements. Forward-looking statements should not be relied upon as representing Merrimack’s views as of any date subsequent to the date hereof. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Merrimack’s business in general, see the “Risk Factors” section of Merrimack’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on August 11, 2014 and other reports Merrimack files with the SEC.

Merrimack Pharmaceuticals, Inc.

Unaudited Condensed Consolidated Statements of Comprehensive Loss

(in thousands, except per share amounts)

	Three Months Ended September 30
	2014	2013
Collaboration revenues	$28,002	$6,856
Operating expenses:
Research and development	43,632	37,630
General and administrative	8,095	5,150

Total operating expenses	51,727	42,780

Loss from operations	(23,725)	(35,924)

Other income and expenses, net	(4,313)	(3,839)

Net loss	(28,038)	(39,763)

Less net loss attributable to non-controlling interest	(137)	(132)

Net loss attributable to Merrimack	(27,901)	(39,631)

Other comprehensive loss	(40)	(11)

Comprehensive loss	$(27,941)	$(39,642)

Net loss per share available to stockholders - basic and diluted	$(0.27)	$(0.39)

Weighted-average common shares used in computing net loss per share available to common stockholders - basic and diluted	104,871	101,155

Merrimack Pharmaceuticals, Inc.

Unaudited Balance Sheet Data

(in thousands)

	As of September 30, 2014	As of December 31, 2013
Cash, cash equivalents and available-for-sale securities	$153,679	$155,202
Working capital	40,908	108,910
Total assets	188,602	192,417
Total liabilities	288,466	235,545
Total stockholders’ deficit	(99,714)	(43,465)

Merrimack Pharmaceuticals, Inc.

Unaudited Cash Flow Data

(in thousands)

	Three Months Ended September 30,
	2014	2013
Net cash provided by (used in) operating activities	$61,097	$(22,320)
Net cash used in investing activities	(40,565)	(51,052)
Net cash provided by financing activities	2,040	147,880

Net increase in cash and cash equivalents	22,572	74,508

CONTACT:

Investor Contact:

Geoffrey M. Grande, CFA

Investor Relations

Merrimack

617-441-7602

ggrande@merrimackpharma.com

Media Contact:

Dana Robie

Corporate Communications

Merrimack

617-441-7408

drobie@merrimackpharma.com